Exhibit 99.4

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
FEDFIRST FINANCIAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
________, 2010, __:__ A.M., EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Messrs. Patrick G. O'Brien and John J. LaCarte each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on __________, 2010, at __:__ a.m., local time, at the Anthony M. Lombardi Education Conference Center, Monongahela Valley Hospital, 1163 Country Club Road, Monongahela, Pennsylvania, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

	For	Against	Abstain
1. Approval of the plan of conversion and reorganization.	☐	☐	☐

2. The following informational proposals:

	For	Against	Abstain
2a. Approval of a provision in new FedFirst Financial's articles of incorporation requiring a super-majority vote to approve certain amendments to new FedFirst Financial's articles of incorporation.	☐	☐	☐
2b. Approval of a provision in new FedFirst Financial's articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new FedFirst Financial's outstanding voting stock.	☐	☐	☐

	For	Vote Withheld	For All Except
3. The election as director of the nominees listed.	☐	☐	☐

Three years:
Richard B. Boyer, John M. Kish, David L. Wohleber

Two years: **John M. Swiatek**

One year: **R. Carlyn Belczyk**

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

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	For	Against	Abstain
4. The ratification of the appointment of ParenteBeard LLC as independent registered public accountants of FedFirst Financial Corporation for the fiscal year ending December 31, 2010.	☐	☐	☐
5. The approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the plan of conversion.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Detach above card, sign, date and mail in the postage paid envelope provided.

FEDFIRST FINANCIAL CORPORATION

This proxy, properly signed and dated, is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" the proposals listed. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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